Exhibit 10.6

Name:	Philo Pappas
Number of Shares of Restricted Stock:	6,946
Date of Grant:	February 28, 2019

THE MICHAELS COMPANIES, INC.

2014 OMNIBUS LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

This agreement (this “Agreement”) evidences the grant of restricted shares of Stock by The Michaels Companies, Inc. (the “Company”) to the individual named above (the “Grantee”), pursuant to and subject to the terms of The Michaels Companies, Inc. 2014 Omnibus Long-Term Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Except as otherwise defined herein, each initially capitalized term used herein has the meaning assigned to such term in the Plan.

1.        Grant of Restricted Stock. The Company hereby grants to the Grantee on the date of grant set forth above (the “Date of Grant”) the number of shares of restricted Stock set forth above (the “Restricted Stock”) on the terms provided herein and in the Plan.

2.        Meaning of Certain Terms. Each initially capitalized term used but not separately defined herein has the meaning assigned to such term in the Plan. The following terms have the following meanings:

(a)       “Change of Control” means the occurrence of any of the following: (i) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (A) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (B) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (ii) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect from time to time), other than the Investors and their respective affiliated funds, excluding, in any case referred to in clause (i) or (ii) an initial public offering or any bona fide primary or secondary public offering following the occurrence of an initial public offering; or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)       “Investors” means Bain Capital Partners, LLC and The Blackstone Group L.P.

(c)       “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

3.        Vesting. The term “vest” as used herein with respect to any share of Restricted Stock means the lapsing of the restrictions described herein with respect to such share. Unless earlier terminated, forfeited, relinquished or expired, the Restricted Stock shall vest as follows:

(a)       One hundred percent (100%) of the Restricted Stock shall vest on the first anniversary of the Date of Grant, provided that, through such vesting date, the Grantee has (i) remained in continuous Employment as President – Merchandising and Supply Chain (such employment, “Qualifying Service”) and (ii) has not breached the covenants set forth in Section 11 herein.

(b)       In the event the Grantee’s Qualifying Service is terminated by the Company without Cause, a “Qualifying Termination”): (x) if such Qualifying Termination occurs before May 28, 2019, a pro-rata portion of the Restricted Stock eligible to vest (based on the number of days the Grantee has provided Qualifying Service in the three (3) months between the Date of Grant and May 28, 2019), will vest in full on the date of the Grantee’s Qualifying Termination and the remainder of the Restricted Stock award granted to the Grantee hereunder will be forfeited on the date of the Grantee’s Qualifying Termination; and (y) if such Qualifying Termination occurs on or after May 28, 2019, any unvested shares of Restricted Stock that are outstanding as of immediately prior to the Qualifying Termination will vest in full on the date of the Grantee’s Qualifying Termination.

(c)       In the event the Grantee’s Qualifying Service terminates for any reason other than a Qualifying Termination (a “Non-Qualifying Termination”): (x) if such Non-Qualifying Termination occurs before May 28, 2019, a pro-rata portion of the Restricted Stock eligible to vest (based on the number of days the Grantee has provided Qualifying Service in the three (3) months between the Date of Grant and May 28, 2019), will remain outstanding and eligible to vest according to its original vesting schedule set forth in Section 3(a) and  the remainder of the Restricted Stock will be forfeited on the date of Grantee’s Non-Qualifying Termination; and (y) if such Qualifying Termination occurs on or after May 28, 2019, any unvested shares of Restricted Stock that are outstanding as of immediately prior to the Non-Qualifying Termination, will vest according to the original vesting schedule set forth in Section 3(a). Notwithstanding the foregoing, in the event the Grantee breaches any of the restrictive covenants set forth in Section 11 below, the Grantee will immediately forfeit the unvested portion of the Restricted Stock award that the Grantee then holds.

(d)       In the event (i) the Restricted Stock (or any portion thereof) is outstanding as of immediately prior to a Change of Control and the Administrator provides for the assumption or continuation of, or the substitution of a substantially equivalent award for, the Restricted Stock (or any portion thereof) in accordance with Section 7(a)(i) of the Plan (the “Rollover Award”) and (ii) the Grantee’s Employment is terminated by the Company (or its successor) without Cause within the twelve (12) months following the Change of Control, the Rollover Award to the extent still outstanding will vest in full on the date of the Grantee’s termination of Employment.

4.        Forfeiture Risk. If the Grantee’s Qualifying Service ceases for any reason, including death, any then outstanding and unvested Restricted Stock acquired by the Grantee hereunder shall be treated as provided for in Sections 3(b), (c) or (d) above, as applicable. The Grantee hereby (a) appoints the Company as his or her attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such shares that are unvested and forfeited hereunder, (b) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Restricted Stock hereunder, one or more stock powers, endorsed in blank, with respect to such shares, and (c) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Restricted Stock that is forfeited hereunder.

5.        Retention of Certificates, etc. Any certificates representing unvested Restricted Stock shall be held by the Company. If unvested Restricted Stock is held in book entry form, the Grantee agrees that the Company may give stop transfer instructions to the depository to ensure compliance with the provisions hereof.

6.        Legend. All certificates representing unvested Restricted Stock shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MICHAELS COMPANIES, INC. 2014 OMNIBUS LONG-TERM INCENTIVE PLAN, AS AMENDED, AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE MICHAELS COMPANIES, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF THE MICHAELS COMPANIES, INC.

As soon as practicable following the vesting of any such Restricted Stock, the Company shall cause a certificate or certificates covering such shares, without the aforesaid legend, to be issued and delivered to the Grantee. If any shares of Restricted Stock or Stock are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such shares.

7.        Dividends, etc. The Grantee shall be entitled to (a) receive any and all dividends or other distributions paid with respect to those shares of Stock of which he or she is the record owner on the record date for such dividend or other distribution, and (b) vote any shares of Stock of which he or she is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “associated share”) acquired hereunder, including without limitation a distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an associated share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the associated share remains subject to such restrictions, and shall be promptly forfeited if and when the associated share is so forfeited; and further provided, that the Administrator may require that any cash distribution with respect to the shares of Stock be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan. References in this Section 7 to Stock shall refer, mutatis mutandis, to any shares of Restricted Stock.

8.        Sale of Vested Stock. The Grantee understands that he or she will be free to sell any share of Restricted Stock once it has vested, subject to (a) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such share, (b) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose, and (c) applicable requirements of federal and state securities laws. Shares of unvested Restricted Stock may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as the Administrator may provide.

9.        Certain Tax Matters. The Grantee expressly acknowledges the following:

(a)       The Grantee has been advised to confer promptly with a professional tax advisor to consider whether he or she should make a so-called “83(b) election” with respect to the Restricted Stock. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the Date of Grant. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.

(b)       If the Grantee decides to make an “83(b) election,” the Grantee agrees to execute and deliver to the Company a copy of the Acknowledgement and Statement of Decision Regarding Election Pursuant to Section 83(b) of the Code, substantially in the form attached hereto as Exhibit A, together with a copy of the Election Pursuant to Section 83(b) of the Code (the “Election Form”), substantially in the form attached hereto as Exhibit B. The Election Form shall be filed by the Grantee with the appropriate Internal Revenue Service office no later than thirty (30) days after the Date of Grant. The Grantee should consult with his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence and whether such a filing is desirable under the circumstances.

(c)       The award or vesting of the Restricted Stock acquired hereunder, and the payment of dividends with respect to such shares, may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to the Grantee promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion, including, if the Administrator so determines, by the delivery of previously acquired shares of Stock or shares of Stock acquired hereunder or by the withholding of amounts from any payment hereunder) all taxes required to be withheld in connection with such award, vesting or payment.

10.       Forfeiture/Recovery of Compensation. By accepting the Restricted Stock the Grantee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, of the Restricted Stock or of any Stock received following the vesting of the Restricted Stock or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision) and Section 11 of this Agreement. Nothing in the preceding sentence shall be construed as limiting the general application of Section 14 of this Agreement.

11.       Non-Competition/Non-Solicitation. The Grantee hereby acknowledges that the Company and its Affiliates have invested and continue to invest considerable resources in developing Company Information (as defined below) and trade secrets, and in establishing and maintaining relationships with customers, employees, and vendors. The Grantee hereby further acknowledges that the award of the Restricted Stock is being furnished to the Grantee as good and valuable consideration, among other consideration, in exchange for the below covenants, which are necessary to protect the Company Information, trade secrets, and goodwill of the Company and its Affiliates:

(a)       Non-Competition. The Grantee covenants and agrees that during the Grantee’s Employment and for a period of the longer of (and such period shall be tolled on a day-to-day basis for each day during which the Grantee participates in any activity in violation of the restrictions set forth in this Section 11(a)) (i) the remaining vesting period with respect to any Company restricted stock awards held by Grantee or (ii) twelve (12) months following the Grantee’s termination of Employment, whether such termination occurs at the insistence of the Company or its Affiliates or the Grantee (for whatever reason), the

Grantee will not, directly or indirectly, alone or in association with others, anywhere in the Territory (as defined below), own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, investor, principal, joint venturer, shareholder, partner, director, consultant, agent or otherwise with, or have any financial interest (through stock or other equity ownership, investment of capital, the lending of money or otherwise) in, any business, venture or activity that directly or indirectly competes, or is in planning, or has undertaken any preparation, to compete, with the Business of the Company or any of its Immediate Affiliates (any Person who engages in any such business venture or activity, a “Competitor”), except that nothing contained in this Section 11(a) shall prevent the Grantee’s wholly passive ownership of two percent (2%) or less of the equity securities of any Competitor that is a publicly-traded company. For purposes of this Section 11(a), the “Business of the Company or any of its Immediate Affiliates” is that of arts and crafts specialty retailer providing materials, ideas and education for creative activities, as well as any other business that the Company or any of its Immediate Affiliates conducts or is actively planning to conduct at any time during the Grantee’s Employment, or with respect to the Grantee’s obligations following his or her termination of Employment, the twelve (12) months immediately preceding the Grantee’s termination of Employment; provided, that the term “Competitor” shall not include any business, venture or activity whose gross receipts derived from the retail sale of arts and crafts products (aggregated with the gross receipts derived from the retail sale of arts and crafts projects of any related business, venture or activity) are less than ten percent (10%) of the aggregate gross receipts of such businesses, ventures or activities. For purposes of this Section 11(a), the “Territory” is comprised of those states within the United States, those provinces of Canada, and any other geographic area in which the Company or any of its Immediate Affiliates was doing business or actively planning to do business at any time during the Grantee’s Employment, or with respect to the Grantee’s obligations following his or her termination of Employment the twelve (12) months immediately preceding the Grantee’s termination of Employment.  For purposes of this Section, “Immediate Affiliates” means those Affiliates which are one of the following: (i) a direct or indirect subsidiary of the Company, (ii) a parent to the Company or (iii) a direct or indirect subsidiary of such a parent.

(b)       Non-Solicitation. The Grantee covenants and agrees that during the Grantee’s Employment and for a period of the longer of (and such period shall be tolled on a day-to-day basis for each day during which the Grantee participates in any activity in violation of the restrictions set forth in this Section 11(b)) (i) the remaining vesting period with respect to any Company restricted stock awards held by Grantee or (ii) twelve (12) months following the Grantee’s termination of Employment, whether such termination occurs at the insistence of the Company or its Affiliates or the Grantee (for whatever reason), the Grantee shall not, and shall not assist any other Person to, (i) hire or solicit for hire any employee of the Company or any of its Immediate Affiliates or seek to persuade any employee of the Company or any of its Immediate Affiliates to discontinue employment or (ii) solicit or encourage any independent contractor providing services to the Company or any of its Immediate Affiliates to terminate or diminish its relationship with them; provided, however, that after termination of the Grantee’s Employment these restrictions shall apply only with respect to employees of, and independent contractors providing services to, the Company or any of its Immediate Affiliates who were such on the date that the Grantee’s Employment terminated or at any time during the nine (9) months immediately preceding such termination date.

(c)       Goodwill and Company Information. The Grantee acknowledges the importance to the Company and its Affiliates of protecting their legitimate business interests, including without limitation the valuable Company Information and goodwill that they have developed or acquired at considerable expense. The Grantee acknowledges and agrees that in the course of the Grantee’s Employment the Grantee has acquired: (i) confidential information including without limitation information received by the Company (or any of its Affiliates) from third parties, under confidential conditions, (ii) other technical, product, business, financial or development information from the Company (or any of its Affiliates), the use or disclosure of which reasonably might be construed to be contrary to the interest of the Company (or any of its Affiliates), or (iii) any other proprietary information or data, including but not limited to identities, responsibilities, contact information, performance and/or compensation levels of employees, costs and methods of doing business, systems, processes, computer hardware and software, compilations of information, third-party IT service providers and other Company or its Affiliates’ vendors, records, sales reports, sales procedures, financial information, customer requirements and confidential negotiated terms, pricing techniques, customer lists, price lists, information about past, present, pending and/or planned Company or its Affiliates’ transactions not publically disclosed and other confidential information which the Grantee may have acquired during the Grantee’s Employment (hereafter collectively referred to as “Company Information”) which are owned by the Company or  its Affiliates and regularly used in the operation of its business, and as to which precautions are taken to prevent dissemination to persons other than certain directors, officers and employees and if disclosed, would assist in competition against the Company or any of its Affiliates. The Grantee understands and agrees that such Company Information was and will be disclosed to the Grantee in confidence and for use only in performing work for the Company or its Affiliates. The Grantee understands and agrees that the Grantee: (x) will keep such Company Information confidential at all times,

(y) will not disclose or communicate Company Information to any third party, and (z) will not make use of Company Information on the Grantee’s own behalf, or on behalf of any third party. In view of the nature of the Grantee’s Employment and the nature of Company Information the Grantee receives during the course of the Grantee’s Employment, the Grantee agrees that any unauthorized disclosure to third parties of Company Information would cause irreparable damage to the confidential or trade secret status of Company Information. The Grantee further acknowledges and agrees that the restrictions on his or her activities set forth above are necessary to protect the goodwill, Company Information and other legitimate interests of the Company and its Affiliates and that the Grantee’s acceptance of these restrictions is a condition of receipt of the award of the Restricted Stock, to which the Grantee would not otherwise be entitled, and the award of the Restricted Stock is good and sufficient consideration to support the Grantee’s agreement to and compliance with these covenants.

(d)       Remedies. In the event of a breach or threatened breach by the Grantee of any of the covenants contained in in Section 11(a), 11(b) or 11(c):

(i)        the Grantee hereby consents and agrees that (x) any unvested Shares and (y) all shares of Stock held by the Grantee following the vesting of the Restricted Stock shall be forfeited effective as of the date of such breach or threatened breach, unless sooner terminated by operation of another term or condition of this Agreement or the Plan;

(ii)       the Grantee hereby consents and agrees that if the Grantee has sold any shares of Stock upon or following the vesting of the Restricted Stock within twelve (12) months prior to the date of such breach or threatened breach, the Grantee shall pay to the Company the gross proceeds realized by the Grantee in connection with such sale; and

(iii)      the Grantee hereby consents and agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(e)       General. The Grantee agrees that the above restrictive covenants are completely severable and independent agreements supported by good and valuable consideration and, as such, shall survive the termination of this Agreement for whatever reason. The Company and the Grantee agree that any invalidity or unenforceability of any one or more of such restrictions on competition shall not render invalid or unenforceable any remaining restrictive covenants. Should a court of competent jurisdiction determine that the scope of any provision of this Section 11 is too broad to be enforced as written, the Company and the Grantee intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable.

12.       Form S‑8 Prospectus. The Grantee acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S‑8 relating to shares of Stock that may be issued under the Plan.

13.       Governing Law. Notwithstanding anything to the contrary in the Plan, Section 11 of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction, except where preempted by federal law. Both parties hereby consent and submit to the jurisdiction of the state and federal courts in Dallas County, Texas in all questions and controversies arising out of this Agreement.

14.       Acknowledgments. By accepting the award of the Restricted Stock, the Grantee agrees to be bound by, and agrees that the award of the Restricted Stock is subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (i) the signature to this Agreement on behalf of the Company is an electronic signature that will be treated as an original signature for all purposes hereunder, and (ii) such electronic signature will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[The remainder of this page is intentionally left blank]

Executed as of the ___ day of _____________, 2019.

Company:	THE MICHAELS COMPANIES, INC.

By:
	Name:	Navin Rao
	Title:	Vice President – Assistant General Counsel and Secretary

Grantee:	Name:	Philo Pappas

Address:

[Signature Page to Restricted Stock Agreement]

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING ELECTION

PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned, a purchaser of restricted shares of common stock (the “Restricted Stock”) of The Michaels Companies, Inc., a Delaware corporation (the “Company”), for cash pursuant to a Restricted Stock Agreement, dated as of [•], between the undersigned and the Company (the “Restricted Stock Agreement”), hereby states, as of the date of purchase of the Restricted Stock, as follows:

1.        The undersigned acknowledges receipt of a copy of the Restricted Stock Agreement. The undersigned has carefully reviewed the Restricted Stock Agreement.

2.        The undersigned either [check as applicable]:

____ (a) has consulted, and has been fully advised by, the undersigned’s own tax advisor, __________________________________________, whose business address is ________________________________, regarding the federal, state and local tax consequences of purchasing the Restricted Stock under the Restricted Stock Agreement, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state laws; or

____ (b) has knowingly chosen not to consult such tax advisor.

3.        The undersigned hereby states that the undersigned has decided to make an election pursuant to Section 83(b) of the Code and is submitting to the Company together with the undersigned’s executed Restricted Stock Agreement, a copy of an executed election form which is attached as Exhibit B to the Restricted Stock Agreement.

4.        Neither the Company nor a representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of his or her purchasing the Restricted Stock pursuant to the Restricted Stock Agreement or of the making or failure to make an election pursuant to Section 83(b) of the Code or corresponding provisions, if any, of applicable state law.

5.        The undersigned is also submitting to the Company, together with the undersigned’s executed Restricted Stock Agreement, a copy of an executed election form, if an election is made, by the undersigned pursuant to provisions of state law corresponding to Section 83(b) of the Code, if any, that apply to the purchase of the Restricted Stock by the undersigned.

Date:
Investor

EXHIBIT B

ELECTION PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the property described below over the amount paid for such property.

1.        The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

Taxpayer’s Name:

Taxpayer’s Social Security Number:

Address:

Taxable Year:  Calendar Year 2019

2.        The property that is the subject of this election is _____________ unvested shares of common stock (the “Unvested Award”) of The Michaels Companies, Inc., a Delaware corporation (the “Company”), representing restricted shares of common stock of the Company (“Restricted Shares”).

3.        The Unvested Award was transferred to the undersigned on _____________.

4.        The Unvested Award is subject to the following restrictions:  (a) restrictions on vesting based on continued service or compliance with restrictive covenants through the applicable vesting date, (b) immediate forfeiture upon a termination of employment with the Company or an affiliate for cause or a breach of a restrictive covenant, and (c) restrictions should the undersigned wish to transfer the Unvested Award (in whole or in part).

5.        The fair market value of the Unvested Award at the time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Section 1.83‑3(h) of the Income Tax Regulations) is $_____________.

6.        For the Unvested Award transferred, the undersigned paid $_____________.

7.        The amount to include in gross income is $_____________.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Date:
Taxpayer